Making Next-Generation Networks a Reality.

December 2007

To the Shareholders of Vitesse:

Vitesse is stronger today than it has been in many years, and our management team and I are pleased to pass along to you this update on our recent results and milestones. I must begin by reiterating our cautionary statement regarding audited financial statements:

Vitesse is not currently filing financial statements with the Securities and Exchange Commission and is in the process of restating and auditing its financial statements for 2006 and 2007. As such, the financial results included in this letter are unaudited and are therefore subject to change.

This letter reflects our results as of the fourth quarter and fiscal year ended September 30, 2007, and includes information we discussed in our State-of-the-Company conference call with investors last month.

In recent months, we have brought to conclusion several important initiatives that we have been managing in parallel with improving the business. Here is a summary:

We completed the sale of portions of our Storage Product Division to Maxim Integrated Products, Inc.

The net proceeds from this divestiture, coupled with the new financing from Whitebox, allowed us to repay the loan from Tennenbaum and significantly strengthen our balance sheet. More importantly, this allows us to focus our attention and resources on emerging markets where we already have strong positions. One other effect will be to reduce our operating expenses by about $2.5 million per quarter beginning in the March 2008 quarter. Vitesse will continue to serve customers of several of our legacy storage product lines, which include our Raid-on-Chip (ROC) and Fibre Channel physical layer components.

We have renegotiated the terms of the convertible subordinated debentures.

The bondholders have consented to amend the indenture governing the Company’s 1.5% Convertible Subordinated Debentures Due 2024. This action rescinds and annuls the previous asserted acceleration of the Debentures and any Events of Default asserted in connection with that asserted acceleration. Additionally, it provides that the Company’s failure to file its required reports with the Securities and Exchange Commission will not be a Default or Event of Default under the Indenture prior to the earlier of (A) the date on which the Company gives notice to the Trustee under the indenture that it has filed all its required reports with the Securities and Exchange Commission for a period of 12 consecutive months and (B) December 31, 2012. As part of this amendment, the interest payable of the Debentures on October 1, 2007 only will be increased by $20.00 per $1,000 principal amount of the Debentures.

We have made solid progress resolving class action and derivative litigation.

After difficult and time-consuming negotiations, Vitesse entered into a preliminary settlement agreement with the various class and derivative action plaintiffs that requires no cash payment by the Company. This agreement removes a substantial potential liability by calling for three former executives of Vitesse, who had been named in the litigation, to release the Company from paying their costs related to the ongoing investigations by the Securities and Exchange Commission and Department of Justice. In another matter, also as previously reported, we have filed a lawsuit seeking to recover damages in excess of $100 million from KPMG, our former independent auditing firm, for accounting malpractice resulting from audit failures.

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We are adopting new and critical corporate governance measures.

Corporate governance measures will now include new policies for stock option grants and compensation decisions; policies to open the door to greater shareholder participation in the process of nominating independent directors; and additional standards for director independence. Vitesse will also be implementing additional accounting policies, procedures, and guidelines to further protect shareholders.

Vitesse has made important progress in its efforts to reconstitute its Board by naming highly qualified and independent Directors. Our Board of Directors recently named Guy Adams, Managing Director and Founder of GWA Capital Partners, as an independent director. A shareholder, he approached the Board after it announced its new shareholder nominating process. He will serve on the Audit and Compensation Committees.

We continue to grow our business despite challenging markets.

Consumption by our end-customers, which we will report instead of revenues until our financials are available, grew in the fourth quarter 2007 to approximately $61 million. In addition, we substantially improved our cash flows: We generated $10 million in positive cash flow in the last two quarters of

2007 — a dramatic improvement from the negative $36 million that the Company burned in the last two quarters of fiscal 2006. We expect to continue generating cash from operations in fiscal 2008. With the sale of our storage division and the recent refinancing of our debt, as of October 29, 2007, we had cash and equivalents of approximately $40 million.

We continue to drive the business toward our long term financial targets that call for gross margin of 55% to 60%, R&D as a percent of revenue of 25% to 28%, SG&A of 11% to 14% without depreciation, operating income of 13% to 18% of revenue, and EBITDA of 17% to 22% of revenue.

We are continuing to execute our core strategies for recovery and growth. Those strategies are:

1)	To obtain additional operational efficiencies from our recently re-aligned organization: functionally organized to streamline operational processes and place unwavering importance on customer service.

2)

To exploit our competitive advantages and sharpen our ability to address our most important market opportunities within Carrier Ethernet and Enterprise networks. Martin Nuss, Ph.D., who recently joined Vitesse as vice president, technology and strategy, will be responsible for identifying markets and technologies that leverage Vitesse’s technical assets and ingenuity, for creating product roadmaps, and for identifying new solutions platforms that can further the Company’s growth and profitability.

3)	To leverage our outstanding base of technology, products, and people, which provide us with tremendous opportunities in the markets we serve.

4)	To work diligently to complete the audit of our financial statements, begin again to file regular reports with the SEC and return as an exchange-traded stock.

5)	To return to sustained profitability.

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In short, we can see steady progress in our efforts to improve our financial performance, strengthen our customer relationships, and develop and deliver world-class, next-generation products. With many of the difficult distractions now behind us, we are turning our focus and our energies toward our business — and toward execution.

We are meeting with institutional investors and analysts in December 2007 and January 2008 to discuss Vitesse’s investment merits. The presentation material supporting these briefings is available to all investors. The information can be accessed from the investor relations section of our web site: www.vitesse.com.

As always, please feel welcome to contact us if you have any questions or comments. You may send correspondence to us at: invest@vitesse.com. All responses will be made in accordance to federal securities laws pertaining to federal disclosure regulations.

Sincerely,

Christopher R. Gardner

Chief Executive Officer and Director

Safe Harbor for Forward-Looking Statements: Certain matters discussed in this letter constitute forward-looking statements that are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those projected. The risks include, among others, risks related to the previously disclosed restatement of Vitesse’s financial statements and Vitesse’s failure to file its required reports under the Securities and Exchange Act of 1934. Furthermore, information provided in this letter which is not historical in nature, constitutes forward-looking statements pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or changes in the Company’s expectations.